EXHIBIT 23

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 33-34391) of our report dated June 25, 1996, on our audit of the financial statements and supplemental schedules of the Momentum Money-Maker 401(k) Retirement Plan as of December 31, 1995 and the year then ended, which report is incorporated by reference in this Annual Report on Form 11-K.

/s/ COOPERS & LYBRAND L.L.P.
Coopers & Lybrand L.L.P.
Seattle, Washington
June 25, 1996